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                                                                     EXHIBIT 3.1



















                            ARTICLES OF INCORPORATION
                                       OF
                                 THE REGISTRANT


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Form 2
Secretary of State
WISCONSIN

11/90                       ARTICLES OF INCORPORATION
                               STOCK (FOR PROFIT)


Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

Article 1.

         Name of Corporation:  HARP & EAGLE, LTD.

Article 2. (See FEE information on reverse)

         THE CORPORATION SHALL BE AUTHORIZED TO ISSUE 9,000 SHARES.

Article 3.

         The street address of the initial registered    52 STAFFORD ST.
         office is:
         (The complete address, including                PLYMOUTH, WI 53073
         street and number, if assigned, and the ZIP code must be stated.)

Article 4.

         The name of the initial registered agent
         at the above registered office is:              CARY JAMES O'DWANNY

Article 5.  Other provisions (OPTIONAL):

Article 6.  Executed on AUGUST 31, 1999.

         Name and complete address of each incorporator:

         1.   RICHARD A. KRANITZ
              1238 12TH AVE.
              GRAFTON, WI  53024


                    /s/ RICHARD A. KRANITZ
             -----------------------------------------------
                      (Incorporator Signature)


This document was drafted by ATTORNEY RICHARD A. KRANITZ

            SEE REVERSE for Instructions, Filing Fees and Procedures


                            Printed on Recycled Paper